Exhibit 20
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                                POWER OF ATTORNEY


THIS POWER OF ATTORNEY given by REUTERS GROUP PLC ("the Company"), whose registered office is 85 Fleet Street, London, EC4P 4AJ, England WITNESSES as follows:


1.       APPOINTMENT

The Company appoints STEPHEN P LEHMAN of 3 Times Square, New York, NY 10036 (hereinafter referred to as "the Attorney") to be its Attorney with authority to do on its behalf the acts and things specified in clause 2.

2.       AUTHORITY

The Attorney has authority in the name and on behalf of the Company and on such terms and conditions as may seem expedient to do the acts and things specified below:

(a) to file from time to time Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934 (the "Act") and Schedules 13D and 13G under Sections 13(d) and 13(g) of the Act, each regarding Savvis Communications Corporation, a Delaware corporation, and required to be filed by the Company with the United States Securities and Exchange Commission; and

(b) to do appropriate acts and things to give effect to or to further the actions contemplated by or referred to in paragraph (a) above.

3.       INDEMNITY

The Company agrees to ratify whatever the Attorney shall lawfully do or cause to be done by virtue of this power of attorney and to indemnify the Attorney against all expenses, losses and liabilities incurred by the Attorney when acting in pursuance of this power of attorney, except such as arise in consequence of his negligence, wilful default or bad faith.

4.       MISCELLANEOUS

This power of attorney shall:

         (i) have effect from 1 January 2002 which is (or is deemed to be) the effective date of entry into force of it and the Company agrees to ratify and confirm all and any acts and things lawfully done by the Attorney on behalf of the Company as from such effective date;

         (ii) be binding and conclusive in favour of all third parties who shall not have received notice of its revocation;


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         (iii)    lapse automatically on the earlier of (a) the date on which the Attorney ceases to be employed by the Reuters Group (being Reuters Group PLC and all its subsidiaries (as defined in Section 736 of the Companies Act 1985) from time to time), (b) the second anniversary of the effective date of this power of attorney and (c) revocation by written act of the Company;

         (iv)     not be changed orally; and

         (v) be construed and interpreted according to the law of England and Wales.



IN WITNESS WHEREOF the Company has caused its Common Seal to be affixed the 7th day of January 2002.


The COMMON SEAL            )
of REUTERS GROUP PLC       )
was hereunto affixed       )
in the presence of:        )


SIGNED by



/s/ Philip Green
------------------------------------
Philip Green, Director
duly authorised for and on behalf of
REUTERS GROUP PLC



SIGNED by



/s/ Rosemary Martin
------------------------------------
Rosemary Martin, Secretary
duly authorised for and on behalf of
REUTERS GROUP PLC




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